Exhibit 10.2


                           CEDRIC KUSHNER BOXING, INC.

                           10 % SENIOR PROMISSORY NOTE


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED (IN ANY SUCH CASE, A "TRANSFER"), UNLESS (A) SUCH TRANSFER IS EFFECTED IN COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF; AND (B) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (C) THE MAKER OF THIS NOTE RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


$1,000,000                                                      March 15, 2002


      FOR VALUE RECEIVED, the undersigned, CEDRIC KUSHNER BOXING, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of MACKIN CHARITABLE REMAINDER TRUST, a Florida trust (the "Obligee"), and/or to the order of any subsequent holder(s) of this Promissory Note (hereinafter, together with the Obligee, referred to as the "Holder"), the principal sum of One Million Dollars ($1,000,000), together with interest (computed as hereinafter provided) on any and all principal amounts outstanding hereunder from time to time from the date hereof until payment in full hereof, at a rate equal to ten percent 10% per annum. All interest shall be computed on the daily unpaid principal balance hereof based on a three hundred sixty-five (365) day year, and shall be payable as provided in this Promissory Note.

      1. Term, Interest, Payment and Prepayment. (a) Subject to acceleration upon the occurrence of an Event of Default (as defined herein), this Promissory Note shall have a term beginning on the date hereof and ending on March 14, 2012 (in each case, the "Maturity Date"). As used herein, a "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

      (b) Interest on the principal amount then outstanding hereunder shall be payable monthly in advance on the first business Day of each month during which this Promissory Note is outstanding, commencing with April 1, 2002, provided that the final payment of interest hereunder shall be made on the date that the principal amount hereof is repaid in full. Notwithstanding anything to the contrary herein, from and after the date upon which any payment of principal or interest becomes due and payable (whether by acceleration or otherwise), if the same is not timely paid, interest shall be payable on all sums outstanding hereunder at a rate equal to fifteen percent (15%) per annum until such failure to pay has been cured.

      (c) Notwithstanding the foregoing, the Maker shall, subject to the following sentence, have the right, at any time and from time to time, to prepay all or any portion of the then-outstanding balance of this Promissory Note upon three (3) Business Days' prior written notice to the Holder, stating the amount of the prepayment. All prepayments shall be applied to the interest outstanding hereunder prior to their application to the outstanding principal amount hereunder.

      (d) All principal and, interest hereunder are payable in lawful currency of the United States of America by wire transfer of immediately available funds in accordance with such wire transfer information as may from time to time be provided to the Maker by the Holder upon the Maker's request.

      2. Waiver of Presentment. The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Promissory Note, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Holder may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Promissory Note.

      3. Default; Acceleration. (a) An "Event of Default" shall occur if:

            (i) the Maker shall fail to pay to the Holder any amount due hereunder on the date such payment is due, and such default shall continue unremedied for twelve (12) or more Business Days following written notice thereof from the Holder to the Maker;

            (ii) any of Cedric Kushner  Boxing,  Inc., a Delaware  corporation
      ("Boxing"), Cedric Kushner Promotions, Ltd., a New York corporation ("CKP") or Big Content, Inc., a Delaware corporation ("BCI"), shall fail to make any payments due to Livingston in a timely fashion as required under the Consulting Agreement, dated as of the date hereof, by and among Boxing, CKP, BCI, Zenascent, Inc., a Delaware corporation ("Zenascent"), and Livingston, and such failure shall continue unremedied for twelve (12) or more Business Days following written notice thereof from Livingston to Zenascent;

            (iii) any representation, warranty or statement made by the Maker herein shall prove to be untrue in any material respect on the date as of which made or deemed made;

            (iv) any of (A) a case or proceeding shall be commenced and continue undismissed or unstayed for a period of 60 days against the Maker, or a voluntary case shall be commenced by the Maker, in either case seeking relief under applicable bankruptcy laws or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, in each case as now or hereafter in effect, (B) the Maker shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Maker or for all or any part of its property, (C) the Maker shall make a general assignment for the benefit of its creditors, (D) the Maker shall fail to pay its debts as they become due or (E) the Maker shall duly authorize the taking of any of the foregoing actions; or

            (v) The Security Agreement shall cease to be in full force or effect, or shall cease to give the Holder the rights, powers and privileges purported to be created thereby, in favor of the Holder, superior to and prior to all liens other than permitted liens.

      (b) If an Event of Default occurs and is continuing, the Holder may, upon written notice to the Maker, take any or all of the following actions, without prejudice to the rights of the Holder to enforce its claims against the Maker (provided, that, if an Event of Default specified in Section 3(a)(iv) above shall occur, the result which would occur upon the giving of written notice by the Holder to the Maker as specified in clauses (i) below shall occur automatically without the giving of any such notice): (i) declare the principal of this Promissory Note and all other obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker; (ii) take any other action or exercise any other right or remedy available under applicable law; or (iii) be entitled to receive the television revenues of CKP and Boxing to satisfy any unpaid portions hereunder, and, upon the Holder's demand, the Maker, CKP and Boxing shall take all action to ensure that the television revenues are paid over promptly on default to Holder.

      4. Representations and Warranties of the Maker. The Maker hereby represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly authorized to do business in each jurisdiction in which its business makes such authorization necessary and has the requisite power under its governing documents to own and operate its properties, to carry on its business, to borrow money and to execute, deliver, and perform this Agreement, (b) it has the full power, authority and legal right to execute, deliver and perform the terms and provisions of this Promissory Note and has taken all necessary action to authorize the execution, delivery and performance by it of this Promissory Note,
(c) it has duly executed and delivered this Promissory Note, and this Promissory Note constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms and (d) the execution, delivery and performance of this Promissory Note does not conflict with or breach any law, order, regulation, contract or other agreement binding upon the Maker.

      5. Priority. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker, this Note and the indebtedness evidenced hereby shall be senior in right of payment to any other indebtedness of the Maker.

      6. Guarantee. The obligations of the Maker hereunder are hereby jointly and severally guaranteed by CKP, BCI and Zenascent in accordance with the terms and conditions of the Guarantee Agreement attached hereto as Annex A.

      7. Miscellaneous. (a) This Note, and the rights and obligations of a party hereunder, may not be Transferred, (i) by the Maker, other than to Cedric Kushner Promotions, Ltd., a New York corporation, without the prior written consent of the Holder or (ii) by any party except in compliance with the Securities Act of 1933, as amended, any applicable state securities laws, and the respective rules and regulations adopted thereunder.

      (b) No consent or waiver by the Holder with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Promissory Note shall be valid and binding unless in writing and signed by the Holder.

      (c) All agreements between the Maker and the Holder are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance hereof to the Holder, and not to the payment of interest hereunder.

      (d) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Promissory Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Promissory Note, if mutilated, the Company will make and deliver a new Promissory Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Promissory Note.

      (e) This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Maker and the Holder hereby agrees to (a) submit to the personal jurisdiction of the United States District Court for the Southern District of New York (and all appropriate appellate courts), or, if jurisdiction in such court is lacking, any court of the State of New York of competent jurisdiction sitting in New York County (and all appropriate appellate courts), in connection with any action or dispute hereunder, and (b) irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in any such court or that any such court is an inconvenient forum. In the case any action or dispute shall be brought hereunder, the losing party thereto shall pay all attorney fees, court costs and fees and costs of the prevailing party thereto incident to such action or dispute or the appeal thereof.

      (f) Each right, power and remedy of the Holder provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No delay on the part of the Holder in exercising any right, power or remedy hereunder and no course of dealing between the Maker and the Holder shall operate as a waiver thereof.

      (g) All notices and other communications provided for hereunder shall be in writing (including telecopier) and shall be sufficiently given if delivered in person or sent by telecopier (with receipt confirmed by the sender's transmitting device) or a nationally-recognized express courier service, addressed to such party, (i) in the case of the Maker, at 1 Montauk Highway, Southampton, New York 11968, attention Cedric Kushner, President, telecopier
(516) 726-7777, (ii) in the case of the Obligee, at 241 Bradley Place, Palm Beach, Florida 33480, attention Chester F. English, Managing Member, telecopier
(561) 833-9060 and (iii) in the case of any Holder other than the Obligee, at its address or telecopier number as set forth in a written notification provided to the Maker upon the Transfer of this Promissory Note to it in accordance with the provisions of this Section 7(g). Notwithstanding the foregoing, a party may change its address or telecopier number for notices hereunder pursuant to a written notification to the other parties hereto in accordance with the provisions of this Section 7(g). All such notices and communications shall be deemed to have been given as of the date received by the party to whom sent.

      IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed by its duly authorized officer as of the date first set forth above.


CEDRIC KUSHNER BOXING, INC.



By:/s/ Cedric Kushner
   ---------------------------
   Name: Cedric Kushner
   Title: President